UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: December 8, 2009
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 1.01	Entry into a Material Definitive Agreement.

Following the approval by the Board of Directors of The York Water Company (the “Registrant”), at a regularly scheduled meeting held on November 23, 2009, the Registrant and American Stock Transfer & Trust Company, LLC, as Rights Agent, entered into the Amendment to Rights Agreement, dated as of December 8, 2009 (the “Amendment”), for the purpose of amending the Registrant’s Rights Agreement, dated as of January 24, 2009 (the “Rights Agreement”).  The Amendment accelerates the expiration of the Rights issued under the Rights Agreement from the close of business on January 24, 2019 to the close of business on December 15, 2009.  Accordingly, as of the close of business (5:00 p.m. Eastern Standard Time) on December 15, 2009, the rights issued under the Rights Agreement will expire and will no longer be outstanding.

The Amendment is attached to this report as Exhibit 4.1.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 1.02.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon expiration of the Rights Agreement and the Rights thereunder on December 15, 2009, as described in Item 1.01 above, the Registrant will file a Statement with Respect to Shares of a Domestic Corporation with the Department of State of the Commonwealth of Pennsylvania amending its previously designated Series B Junior Participating Preferred Shares (of which no shares were outstanding) to revoke the designation of the Series B Junior Participating Preferred Shares.  Shares of the Series B Junior Participating Preferred Shares were issuable, under certain circumstances, upon exercise of the Rights.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Amendment to the Rights Agreement, dated as of December 8, 2009, between the York Water Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

Date: December 8, 2009	By:	/s/Kathleen M. Miller
Kathleen M. Miller
Chief Financial Officer